As filed with the Securities and Exchange Commission on February 18, 2004.

                                                    Registration No. ___________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             SIGA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   13-3864870
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                              420 Lexington Avenue
                                    Suite 601
                            New York, New York 10170
                    (Address of Principal Executive Offices)

                  SIGA TECHNOLOGIES, INC. AMENDED AND RESTATED
         1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED
                            (Full Title of the Plan)

                               Thomas N. Konatich
                         Acting Chief Executive Officer
                             SIGA Technologies, Inc.
                              420 Lexington Avenue
                                    Suite 601
                            New York, New York 10170
                                 (212) 672-9100
                     (Name and Address of Agent for Service)

                                 (212) 672-9100
                     (Telephone Number, Including Area Code,
                              of Agent for Service)
                                    Copy to:
                            Thomas E. Constance, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100
                              (212) 715-8000 (Fax)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                            Amount to be  Proposed Maximum Offering   Proposed Maximum Aggregate        Amount of
Title of Securities to be Registered         Registered       Price Per Share              Offering Price           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
common stock, par value $.0001 per share   7,628,939(1)                 (2)                $17,593,588(2)               $2,229.11
------------------------------------------------------------------------------------------------------------------------------------
                                           2,856,689(3)            $2.18(4)                 $6,227,583(4)
------------------------------------------------------------------------------------------------------------------------------------
                                              10,000(5)            $5.00(6)                    $50,000(6)
------------------------------------------------------------------------------------------------------------------------------------
                                             102,000(5)            $3.94(6)                   $401,880(6)
------------------------------------------------------------------------------------------------------------------------------------
                                           3,680,000(5)            $2.50(6)                 $9,200,000(6)
------------------------------------------------------------------------------------------------------------------------------------
                                              82,000(5)            $1.85(6)                   $151,700(6)
------------------------------------------------------------------------------------------------------------------------------------
                                             600,000(5)            $1.81(6)                 $1,086,000(6)
------------------------------------------------------------------------------------------------------------------------------------
                                              25,000(5)            $1.75(6)                    $43,750(6)
------------------------------------------------------------------------------------------------------------------------------------
                                             120,000(5)            $1.69(6)                   $202,800(6)
------------------------------------------------------------------------------------------------------------------------------------
                                             153,250(5)            $1.50(6)                   $229,875(6)
------------------------------------------------------------------------------------------------------------------------------------

(1) The Registrant previously registered 444,309 shares of its common stock underyling options issued under the SIGA Technologies, Inc. Amended 1996 Incentive and Non-Qualified Stock Option Plan pursuant to a Registration Statement on Form S-8 (File No. 333-35992) filed with the Securities and Exchange Commission on May 1, 2000 and 1,707,502 shares of its common stock underlying options issued under such plan pursuant to a Registration Statement on Form S-8 (File No. 333-56216) filed with the Securities and Exchange Commission on February 26, 2001. This Registration Statement is being filed with the Securities and Exchange Commission to register 7,628,939 additional shares of common stock which may be issued upon the exercise of stock options under the SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"), of which 4,772,250 shares may be issued upon the exercise of stock options that have been issued under the Plan and 2,856,689 shares may be issued upon the exercise of stock options that may be issued under the Plan.

(2) The Proposed Maximum Aggregate Offering Price is based on estimates in accordance with Rule 457(c), with respect to 2,856,689 shares that may be issued upon the exercise of stock options that may be issued under the Plan, and calculations pursuant to Rule 457(h)(1), with respect to 4,772,250 shares that may be issued upon the exercise of stock options that have been issued under the Plan. See Footnote Nos. 4 and 6 below.

(3) Represents the aggregate of 2,856,689 shares that may be issued upon the exercise of stock options that may be issued under the Plan.

(4) Estimated, in accordance with Rule 457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices reported by the Nasdaq SmallCap Market of The Nasdaq Stock Market on February 17, 2004, which is within five (5) business days prior to the date of this Registration Statement.

(5) Represents shares that may be issued upon the exercise of stock options that have been issued under the Plan.

(6) Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price have been calculated based on the exercise prices of options previously granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required to be contained in the Section 10(a) prospectus is omitted from this Registration Statement pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the following documents:

            (1) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB/A;

            (2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003;

            (3) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003;

            (4) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003;

            (5) the Registrant's Current Reports on Form 8-K filed on January 14, 2003, May 22, 2003, June 9, 2003 (as amended on July 22,
                  2003 and September 5, 2003), July 10, 2003, July 11, 2003,
                  August 18, 2003, October 9, 2003, January 13, 2004 and January 30, 2004; and

            (6) the description of the Registrant's common stock contained in its Registration Statement on Form 8-A under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated September 5, 1997, including any amendment or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Inapplicable.

Item 5. Interest of Named Experts and Counsel.

      Thomas E. Constance, a member of Kramer Levin Naftalis & Frankel, LLP, counsel to the Registrant, is a director of the Registrant.

Item 6. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article IX of the Registrant's Certificate of Incorporation and Article VII of the Registrant's Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for such limitation of liability.

Item 7. Exemption from Registration Claimed.

      Inapplicable.

Item 8. Exhibits and Undertaking.

      (a)   Exhibits.

            Exhibit Number    Description
            --------------    -----------

                  4.1 SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended.

                  5.1         Opinion of Kramer Levin Naftalis & Frankel LLP.

                  23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

                  23.2        Consent of PricewaterhouseCoopers LLP.

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

Item 9. Undertakings.

            (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) Include any additional or change material information with respect to the plan of distribution not previously disclosed in the Registration Statement.

Notwithstanding anything contained herein to the contrary, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                  (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

            (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (c) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, SIGA Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of February, 2004.

                                             SIGA TECHNOLOGIES, INC.


                                             By: /s/ Thomas N. Konatich
                                                 -------------------------------
                                                 Thomas N. Konatich
                                                 Acting Chief Executive Officer,
                                                 Chief Financial Officer

      KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below each severally constitutes and appoints Thomas N. Konatich and Donald G. Drapkin his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement and to sign any registration statement (and any post-effective amendments) relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or their substitute, may lawfully do, or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                                 Title                                      Date

      /s/ Thomas N. Konatich
      -----------------------------             Acting Chief Executive Officer
      Thomas N. Konatich                        and Chief Financial Officer                February 18, 2004


      /s/ Donald G. Drapkin
      -----------------------------
      Donald G. Drapkin                         Chairman of the Board                      February 18, 2004


      /s/ Roger Brent, Ph.D.
      -----------------------------
      Roger Brent, Ph.D.                        Director                                   February 18, 2004


      /s/ Charles Cantor, Ph.D.
      -----------------------------
      Charles Cantor, Ph.D.                     Director                                   February 18, 2004


      /s/ Thomas E. Constance
      -----------------------------
      Thomas E. Constance                       Director                                   February 18, 2004


      /s/ Bernard L. Kasten, Jr., M.D.
      -----------------------------
      Bernard L. Kasten, Jr., M.D.              Director                                   February 18, 2004


      /s/ Adnan M. M. Mjalli, Ph.D.
      -----------------------------
      Adnan M. M. Mjalli, Ph.D.                 Director                                   February 18, 2004


      /s/ Mehmet C. Oz
      -----------------------------
      Mehmet C. Oz                              Director                                   February 18, 2004


      /s/ Eric A. Rose
      -----------------------------
      Eric A. Rose                              Director                                   February 18, 2004


      /s/ Paul G. Savas
      -----------------------------
      Paul G. Savas                             Director                                   February 18, 2004


      /s/ Michael Weiner
      -----------------------------
      Michael Weiner                            Director                                   February 18, 2004

                                  EXHIBIT INDEX

      Exhibit Number                        Description
      --------------                        -----------

            4.1 SIGA Technologies, Inc. Amended and Restated 1996 Incentive and Non-Qualified Stock Option Plan, as amended.

            5.1         Opinion of Kramer Levin Naftalis & Frankel LLP.

            23.1 Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 to this Registration Statement).

            23.2        Consent of PricewaterhouseCoopers LLP.

            24.1 Power of Attorney (included on the signature page of this Registration Statement).